EXHIBIT 99.1

NEWS RELEASE
FOR IMMEDIATE RELEASE

CONTACTS:
Moosa E. Moosa	Jane Miller
Executive Vice President/	Corporate Relations Manager
Chief Financial Officer	(603) 594-8585 x 3346
(603) 595-7000	Email: investorrelations@presstek.com

PRESSTEK, INC. SELECTS
KPMG LLP AS INDEPENDENT AUDITORS

Hudson, NH - June 22, 2006 - Presstek, Inc. (Nasdaq:PRST), a leading manufacturer and marketer of high tech digital imaging solutions for the graphic arts and laser imaging markets, today announced that the Company’s Board of Directors, through its Audit Committee, has selected KPMG LLP as the Company’s independent auditors for fiscal 2006.

“KPMG LLP was chosen after a thorough evaluation process that included several top firms,” said Steven N. Rappaport, Chairman of the Audit Committee. “As the Company’s business continues to expand both domestically and internationally, we believe that KPMG is the best choice for Presstek, with over 90,000 professionals within member firms in 144 countries.”

Moosa E. Moosa, Executive Vice President and Chief Financial Officer, added, “As one of the ‘Big Four’ accounting firms, KPMG brings a talent pool that will well-serve Presstek’s auditing needs.”

About Presstek
Presstek, Inc. is a leading manufacturer and marketer of environmentally responsible high-tech digital imaging solutions to the graphic arts and laser imaging markets. Presstek’s patented DI®, CTP and plate products provide a streamlined workflow in a chemistry-free environment, thereby reducing printing cycle time and lowering production costs. Presstek solutions are designed to make it easier for printers to cost effectively meet increasing customer demand for high-quality, shorter print runs and faster turnaround while providing improved profit margins.

Presstek subsidiary Precision Lithograining Corporation is a manufacturer of high-quality digital and conventional printing plate products, including Presstek’s award-winning, chemistry-free Anthem plate. Presstek subsidiary Lasertel, Inc., manufactures semiconductor laser diodes for Presstek’s and external customers’ applications.

For more information visit www.presstek.com, or call 603-595-7000 or email: info@presstek.com.

"Safe Harbor" Statement under the Private Securities Litigation Reform Act of 1995: Certain statements contained in this News Release constitute "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995, including statements regarding expectations regarding future growth and profitability; expectations regarding the sale of products in general; expected expansion of served markets; expected organic and strategic growth; continued accretive value of recent acquisitions; expected benefits of new product introductions; and the ability of the company to achieve its stated objectives. Such forward-looking statements involve a number of known and unknown risks, uncertainties and other factors which may cause the actual results, performance or achievements of the company to be materially different from any future results, performance or achievements expressed or implied by such forward-looking statements. Such factors include, but are not limited to, market acceptance of and demand for the company’s products and resulting revenue; the ability of the company to meet its stated financial objectives, the company’s dependency on its strategic partners (both on manufacturing and distribution), and other risks detailed in the company’s Annual Report on Form 10-K and the company’s other reports on file with the Securities and Exchange Commission. The words "looking forward," "looking ahead," "believe(s)," "should," "may," "expect(s)," "anticipate(s)," "likely," "opportunity," and similar expressions, among others, identify forward-looking statements. Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date the statement was made. The company undertakes no obligation to update any forward-looking statements contained in this news release.